Exhibit 99.2

Filed by Citizens Community Bancorp, Inc.
Commission File No. 001-33003
Filed Pursuant to Rule 425 under the
Securities Act of 1933

Citizens Community Bancorp, Inc. and Wells Financial Corp. to Merge

Citizens Community Bancorp, Inc. Increases Minnesota Market Share through Merger with Wells Financial Corp.

Key Acquisition and Financial Impact Highlights:

•	The transaction gives Citizens’ subsidiary bank a strong market presence in southern Minnesota.

•	The merger provides Citizens with a stable low cost deposit base to support organic growth opportunities throughout Minnesota and Wisconsin.

•	At closing, the merged entity is projected to have $940 million in assets with $725 million in loans and $750 million in deposits with twenty-five locations.

•
Stock and cash transaction valued at approximately $39.8 million based on the average closing price of Citizens common stock over a 20 day period ending on March 14, 2017, subject to potential adjustments as described in the Agreement.

•	The transaction is expected to generate earnings accretion of over 50% in the first full year after closing and tangible book value dilution earn back just over three years.

Eau Claire, WI and Wells, MN -- March 17, 2017 - Citizens Community Bancorp, Inc. (NASDAQ: CZWI) (“Citizens”), the parent company of Citizens Community Federal, N.A. (“CCFBank”), and Wells Financial Corp. (“Wells”) (OTCQB: WEFP), the parent company of Wells Federal Bank, today jointly announced the execution of an agreement and plan of merger (the “Agreement”) whereby Wells will merge into Citizens in a transaction valued at approximately $39.8 million. The transaction strengthens the presence and capacity of Citizens in Southern Minnesota, provides stable, low cost funding to support loan growth, and creates operating efficiencies in the combined franchise.

The board of directors of both companies approved the transaction, which is subject to customary conditions, including the approvals of bank regulatory agencies and the shareholders of Wells. Shareholders of Wells will receive total consideration of $51.00 per share, which will consist of $41.31 in cash or 81% of the total consideration and the balance of the consideration will consist of .7636 shares of Citizens common stock for each share of Wells common stock. The stock consideration is subject to a pricing collar adjustment in certain circumstances based on the price of Citizens common stock at the time of closing.

“We are excited about this opportunity to combine two independent community banking franchises into a larger bank serving northwest Wisconsin and south central Minnesota where Citizens already has three branches. The pooling of our personnel, resources and knowledge will enhance our capabilities, operational efficiencies, and community outreach and will provide us with a deeper product offering and increased lending capacity to better serve our clients and our communities and should also enhance shareholder value. We expect the merger to close early in the third calendar quarter of 2017, and to be accretive to earnings in fiscal year 2018,” stated Stephen Bianchi, President and CEO of Citizens.

“Our team looks forward to growing and thriving with the Citizens team,” said James D. Moll, Wells President and Chief Executive Officer. “Given the challenges and opportunities of community banking today, the combined bank will be better positioned to meet the needs of our communities than as two independent organizations. We share a common set of values and a vision that will provide significant benefits to our customers and shareholders.”

“Wells brings $268.5 million in assets, $233.0 million in deposits and $198.4 million in loans to the Citizens franchise,” said Bianchi. “The transaction is a transformative event for us, as it better balances the mix of both our deposit base and loan portfolio, improves our margins and earnings outlook and expands our franchise into new, culturally compatible markets.”

The shares of Citizens common stock issued to Wells shareholders will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

FIG Partners acted as financial advisor to Citizens in the transaction and delivered a fairness opinion to the Board of Directors of Citizens and Briggs & Morgan served as outside legal counsel to Citizens. McAuliffe Financial, LLC, acted as financial advisor and delivered a fairness opinion to the Board of Wells, and Jones Walker LLP, Washington, D.C., served as legal counsel to Wells.
About Citizens Community Bancorp, Inc. and Citizens Community Federal Bank
Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 16 branch locations. Citizens Community Bancorp, Inc.’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”
About Wells Financial Corp. and Wells Federal Bank
Wells Financial Corp. is a bank holding company organized in 1994 and incorporated in the State of Minnesota. The Company owns 100% of the stock of Wells Federal Bank. Wells Federal Bank is a Minnesota state chartered commercial bank headquartered in Wells, Minnesota, with nine full service offices. Wells Federal Bank was founded in 1934 and is a community oriented, full-service retail bank with one subsidiary, Wells Insurance Agency. Wells Insurance Agency is a full-service insurance agency that sells property, casualty, life, and health products.
No Offer or Solicitation
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information About The Proposed Transaction and Where To Find It
Investors are urged to read the Agreement for a more complete understanding of the terms of the transactions discussed herein.
This press release does not constitute a solicitation of any vote or approval. In connection with the merger, Citizens will be filing with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 and other relevant documents. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY CITIZENS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY CITIZENS WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The Registration Statement, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Citizens with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by Citizens with the SEC, including the registration statement, may also be obtained free of charge from Citizens’ website http://www.snl.com/IRWebLinkX/corporateprofile.aspx?iid=4091023 by clicking the “SEC Filings” heading, or by directing a request to Citizens’ CEO, Stephen Bianchi at sbianchi@ccf.us.
The directors, executive officers and certain other members of management and employees of Wells may be deemed to be “participants” in the solicitation of proxies for stockholder approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholder approval will be set forth in the proxy statement/prospectus and the other relevant documents to be filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in CCFBank’s operations and business environment. These uncertainties include the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events; general economic conditions, in particular, relating to consumer demand for CCFBank’s products and services; CCFBank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; CCFBank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit CCFBank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing CCFBank; CCFBank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting CCFBank; fluctuation of Citizens’ stock price; CCFBank's ability to attract and retain key personnel; CCFBank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect Citizens’ performance are discussed further in Part I, Item 1A, “Risk Factors,” in Citizens’ Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission on December 29, 2016. Citizens undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
Contact: Stephen M. Bianchi
715-836-9994